SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: December 28, 2009
                        (Date of earliest event reported)


                               DIRECT INSITE CORP.
             (Exact Name of Registrant as Specified in its Charter)



    Delaware                        0-20660                         11-2895590
    ---------                       -------                         ----------
 (State or other                 (Commission                      (IRS Employer
 jurisdiction of                  File Number)                    Identification
 incorporation)                                                      Number)


           13450 West Sunrise Boulevard, Suite 510, Sunrise, FL      33323
           ----------------------------------------------------      -----
           (Address of principal executive offices)               (Zip Code)


        Registrant's telephone number, including area code      (631) 873-2900
                                                                --------------


                    80 Orville Drive, Bohemia, New York 11716
                    -----------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Effective December 28, 2009, Charles S. Mechem, Jr. has been appointed to the Board of Directors of the Company. Mr. Mechem is an independent director under current SEC rules and regulations.

     Charles S. Mechem, Jr. , 79 years of age, was formerly the Chairman and Chief Executive Officer of Taft Broadcasting and Great American Broadcasting Company from 1967 until his retirement in 1990. Previously he was a partner in the law firm of Taft, Stettinius & Hollister, Cincinnati, Ohio from 1955 to 1967. He is also a business advisor to professional athletes and is Chairman Emeritus of the Ladies Professional Golf Association ("LPGA"). Mr. Mechem holds a Bachelor of Arts degree from Miami University (Ohio) and a Juris Doctorate degree from Yale University School of Law. He also holds honorary degrees from Miami University and Ohio University. He has been active on many boards of directors including philanthropic organizations and was formerly the Chairman of the Board of Cincinnati Bell and Convergys Corporation.

                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       DIRECT INSITE CORP.


                                       By:  /s/ Michael J. Beecher
                                       ---------------------------
                                            Michael J. Beecher
                                          Chief Financial Officer



Dated:   December 30, 2009